Exhibit 99.1

Progress Software to Acquire Domo’s AI and Data Platform Business

Acquisition further strengthens the capabilities of Progress data platform offerings to provide organizations the context and control to securely turn fragmented enterprise knowledge into governed, AI-ready intelligence—improving accuracy, speed and cost.

BURLINGTON, Mass., July 22, 2026—Progress Software (Nasdaq: PRGS), an AI infrastructure software leader, today announced that it entered into an agreement to acquire substantially all of the assets and assume certain liabilities of Domo, including its AI and data products platform.

The acquisition aligns with Progress’ strategy to deliver the context and control for AI so customers can achieve their business goals with confidence. Domo’s agentic platform for the intelligent enterprise complements and significantly broadens Progress’ data platform offerings, creating powerful synergies to deliver innovative, secure and scalable AI data readiness solutions worldwide.

“Effective AI starts with accurate, trusted data and content to provide the context for accurate and verifiable outcomes,” said Yogesh Gupta, CEO of Progress Software. “Domo is a leading AI and data platform that enables businesses to access, integrate and leverage their data at scale. Domo’s product capabilities, coupled with their team’s expertise in cloud architectures and analytics, are highly complementary to our expanding Progress data platform capabilities that significantly improve the security, governance and cost of our customers’ AI initiatives.”

Domo will add a customer base of over 2,400 businesses, as well as a global and strategic ecosystem of cloud data warehouse technology partnerships.

“We have built Domo around the simple idea that trusted data should help people make better decisions and take action,” said Josh James, founder and CEO of Domo. “The addition of our product capabilities to the Progress data platform will give customers a stronger foundation for building AI that understands their business, works from governed data and can be trusted to support meaningful decisions.”

The proposed acquisition of Domo’s AI and data platform business is another example of the continued execution of Progress’ Total Growth Strategy. Progress continues to maintain financial discipline while seeking to acquire strong businesses with products that complement its existing AI solutions portfolio, include a robust customer base with strong retention rates and solid recurring revenue, and align with its company culture.

Reiterating Guidance

Based on currently available information, Progress anticipates revenue and non-GAAP earnings per share for its fiscal third quarter will be within or above the high end of previously issued guidance provided on June 30, 2026. The company will discuss full financial results of its third quarter on a conference call on September 30, 2026.

Transaction Details

The transaction is structured as an asset purchase where Progress intends to acquire substantially all of the assets and assume certain liabilities of Domo for a cash purchase price of $400 million. The acquisition is currently expected to close within Progress’ fiscal year, ending November 30, 2026, subject to obtaining regulatory approvals and the satisfaction of other customary closing conditions as set forth in the definitive agreement.

Progress expects to finance the transaction with a combination of cash and Progress’ existing revolving credit facility.

Conference Call

Progress will host a conference call to review details of the transaction at 5 p.m. EDT today, Wednesday, July 22, 2026. A live webcast of the call will be available using this link. To access the conference call by phone, please use this link to retrieve dial-in details. Attendees must register for the conference call and an archived version and support materials will be available on the Progress Investor Relations webpage shortly after the conference call concludes.

Advisors

Citi is serving as the exclusive financial advisor for Progress on this transaction, and DLA Piper LLP (US) is serving as Progress’ legal counsel. Jefferies LLC is serving as the exclusive financial advisor to Domo, and Goodwin Procter LLP is serving as legal counsel.

About Progress Software

Progress Software (Nasdaq: PRGS) provides the context and control organizations need to reliably extract value from AI — context drawn from an organization’s data, content and workflows, and control over the security, governance and cost of their AI initiatives. Learn how hundreds of thousands of businesses, powering the work of tens of millions of professionals worldwide, realize value from trusted, enterprise-ready AI at www.progress.com.

About Domo

Domo (Nasdaq: DOMO) is an AI and Data Products platform that helps companies of all sizes leverage data and AI to drive value in today’s data-driven world. Built around our customers’ preferred data foundation, powered by our award-winning Domo.AI solution, and enriched with our partner ecosystem, the Domo platform enables users to prepare, visualize, automate, distribute, and build end-to-end data products that provide solutions across the entire data journey. From hydrating your data foundation, to building fully embedded applications that can be shared with your employees and customers, to deploying AI models across a variety of providers, Domo gives users the ability to build data products that generate measurable value for the business.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include: Progress’ ability to close the proposed transaction, the expected time of closing or the expected benefits therefore; uncertainties as to the effects of disruption from the acquisition of Domo making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies or tax benefits will be realized; and uncertainties as to whether Domo’s business will be successfully integrated with Progress’ business. For further information regarding risks and uncertainties associated with Progress’ business, please refer to Progress’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2025. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. These measures are provided solely as supplemental information and are not intended to be considered in isolation or as a substitute for the comparable GAAP measures; these measures reflect assumptions and expected synergies from the transaction and are subject to risks and uncertainties. Progress is unable to provide a reconciliation of the projected non-GAAP measures provided herein to the relevant projected GAAP measures without unreasonable effort because certain items necessary to calculate such GAAP measures are inherently uncertain and dependent on future events.

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Progress is a trademark or registered trademark of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Press Contact: Jeff Young VP, Corporate Communications Progress Software +1 781-280-4000 pr@progress.com	Investor Relations: Mike Micciche SVP, Investor Relations Progress Software +1 781-280-4000 Investor-relations@progress.com